Exhibit 4.4

IRON MOUNTAIN INCORPORATED

IRON MOUNTAIN REIT, INC.

THE GUARANTORS NAMED HEREIN

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of January 20, 2015

TO

SENIOR SUBORDINATED INDENTURE

Dated as of September 23, 2011

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of January 20, 2015 (the “Third Supplemental Indenture”), is among IRON MOUNTAIN INCORPORATED, a Delaware corporation (“Iron Mountain “), Iron Mountain REIT, Inc., a Delaware corporation and wholly owned subsidiary of Iron Mountain (“Iron Mountain REIT”), the Guarantors signatory hereto (the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture (as defined below).

WITNESSETH THAT:

WHEREAS, Iron Mountain and the Trustee are parties to that certain Senior Subordinated Indenture, dated as of September 23, 2011 (the “Base Indenture” and, as supplemented, amended or modified from time to time, including, without limitation, as supplemented by (i) a supplemental indenture dated as of September 23, 2011, among Iron Mountain, the Guarantors named therein and the Trustee relating to the 7 ¾% Senior Subordinated Notes due 2019 (the “7 ¾% Notes”), as amended and supplemented from time to time, and (ii) a supplemental indenture dated as of August 10, 2012, among the Company, the Guarantors named therein and the Trustee relating to the 5 ¾% Senior Subordinated Notes due 2024 (the “5 ¾% Notes” and, together with the 7 ¾% Notes, the “Securities”), as amended and supplemented from time to time, the “Indenture”);

WHEREAS, Iron Mountain and Iron Mountain REIT entered into an Agreement and Plan of Merger dated as of November 12, 2014 (the “Merger Agreement”), providing for the merger of Iron Mountain with and into Iron Mountain REIT (the “Merger”), with Iron Mountain REIT as the surviving corporation;

WHEREAS, Section 5.1(b) of the Base Indenture provides that in the event of a merger, the surviving corporation shall expressly assume by supplemental indenture all of Iron Mountain’s obligations under the Indenture and all the Securities;

WHEREAS, the Merger complies with the provisions of Section 5.01 of the Base Indenture;

WHEREAS, Section 9.1(c) of the Base Indenture permits Iron Mountain and the Trustee to enter into a supplemental indenture to the Base Indenture without prior notice to or consent of the Holders of any outstanding Securities for the purpose of evidencing the assumption of Iron Mountain’s obligations to Holders of the Securities in the case of a merger or consolidation of Iron Mountain;

WHEREAS, effective as of 11:59 p.m., Eastern Time, on January 20, 2015 (the “Effective Time”), the Merger will be consummated, with Iron Mountain REIT as the surviving corporation (which will be renamed “Iron Mountain Incorporated” simultaneous with or immediately following the Merger);

WHEREAS, Iron Mountain has requested that the Trustee execute and deliver this Supplemental Indenture and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture, when executed and delivered by the parties hereto, the legal, valid and binding obligation of each of Iron Mountain, Iron Mountain REIT and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE:

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE 1
ASSUMPTION

Section 1.01.                                   ASSUMPTION OF OBLIGATIONS.

Effective as of the Effective Time, Iron Mountain REIT, as the surviving entity in the Merger, expressly assumes by this Supplemental Indenture all of the obligations of Iron Mountain under the Indenture and all the Securities.

Section 1.02.                                   SUCCESSOR CORPORATION SUBSTITUTED.

Effective as of the Effective Time, Iron Mountain REIT shall succeed to, and be substituted for (so that from and after the Effective Time, the provisions of the Indenture referring to the “Company” shall refer instead to Iron Mountain REIT and not to Iron Mountain), and may exercise every right and power of, Iron Mountain under the Indenture with the same effect as if Iron Mountain REIT had been named as the Company therein.

ARTICLE 2
MISCELLANEOUS

Section 2.01.                                   CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required or deemed required to be included in this Supplemental Indenture by operation of the TIA (an “Incorporated Provision”), such Incorporated Provision shall control.

Section 2.02.                                   DUPLICATE ORIGINALS.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 2.03.                                   NEW YORK LAW TO GOVERN.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 2.04.                                   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of Iron Mountain, Iron Mountain REIT or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

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Section 2.05.                                   SEVERABILITY.

If any provision of this Supplemental Indenture shall be held to be invalid, illegal or unenforceable, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 2.06.                                   EFFECT OF HEADINGS.

The Article and Section headings in this Supplemental Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 2.07.                                   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, manager, officer, employee, incorporator, stockholder, member or agent of Iron Mountain, Iron Mountain REIT or any Guarantor, as such, shall have any liability for any obligations of Iron Mountain, Iron Mountain REIT or such Guarantor under this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities of any series.

Section 2.08.            PROVISIONS OF SUPPLEMENTAL INDENTURE FOR THE SOLE BENEFIT OF PARTIES AND HOLDERS.

Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Supplemental Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 2.09.                                   EXECUTION AS SUPPLEMENTAL INDENTURE.

This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.

Section 2.10.                                   RATIFICATION AND INCORPORATION OF INDENTURE.

As supplemented hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 2.11.                                   TRUSTEE.

The Trustee makes no representations as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement or recital herein.

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Section 2.12.                                   NOTICE.

Any notice or communication to Iron Mountain, Iron Mountain REIT or any Guarantor by any party hereto is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the following address:

Iron Mountain Incorporated
745 Atlantic Avenue
Boston, MA 02111
Attention: Chief Financial Officer
Telecopier No.: (617) 350-7881

With a copy to:

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Telecopier No.: (617) 338-2880
Attention: William J. Curry, Esq.

Iron Mountain, Iron Mountain REIT or any Guarantor by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.

[Remainder of Page Left Blank Intentionally; Signature Page Follows Immediately.]

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IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed, and attested, all as of the date and year first written above.

IRON MOUNTAIN INCORPORATED

By:	/s/ John P. Lawrence
Name: John P. Lawrence
Title: Senior Vice President and Treasurer

IRON MOUNTAIN REIT, INC.

By:	/s/ John P. Lawrence
Name: John P. Lawrence
Title: Senior Vice President and Treasurer

GUARANTORS:

IRON MOUNTAIN FULFILLMENT SERVICES, INC.

IRON MOUNTAIN GLOBAL HOLDINGS, INC.

IRON MOUNTAIN HOLDINGS GROUP, INC.

IRON MOUNTAIN INFORMATION MANAGEMENT SERVICES, INC.

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

IRON MOUNTAIN SECURE SHREDDING, INC.

IRON MOUNTAIN US HOLDINGS, INC.

MOUNTAIN RESERVE III, INC.

NETTLEBED ACQUISITION CORP.

IRON MOUNTAIN INFORMATION MANAGEMENT, LLC, and

IRON MOUNTAIN GLOBAL, LLC

By:	/s/ John P. Lawrence
Name: John P. Lawrence
Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President